Exhibit 10.35

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
AMENDMENT AGREEMENT
This agreement (“Agreement”) is made by and between;
IDENIX PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware, having its principal offices located at 60 Hampshire Street, Cambridge, MA 02139 represented by its legal representative Mr. Jean-Pierre Sommadossi (hereinafter referred to as “Idenix”);
and
IDENIX SARL, a corporation organized and existing under the laws of France, having registered offices located at Cap Gamma, 1682 rue de la Valsière. 34189 Montpellier Cedex 4 -France, represented by its legal representative (hereinafter referred to as “Idenix SARL”);
and
SmithKline Beccham Corporation doing business as GLAXOSMITHKLINE, a corporation organized and existing under the laws of Pennsylvania, having registered offices in One Franklin Plaza, Philadelphia, Pennsylvania 19101, represented by its legal representative Mr. William J. Mosher (hereinafter referred to as “GSK”);
and
UNIVERSITA’ DEGLI STUDI DI CAGLIARI, having a principal place of business at Cittadella Universitaria, SS 554 KM 4.5, 09133 Monserrato, Cagliari, Italy, represented by its legal representative (hereinafter referred to as “University”);
and
PROF. PAOLO LA COLLA, born in La Maddalena on August 14 1944, an Italian citizen residing in Italy at Poggio Dei Pini, 5° Strada n° 11, Capoterra (CA) — Italy, full Professor of Microbiology at the University of Cagliari (hereinafter referred to as “Prof. La Colla”)
whereas
A)	on 4 January 1999, the University and Idenix SARL, this last on behalf and for the benefit of Idenix, entered into an agreement entitled “Co-operative Antiviral Research Activity Agreement” (hereinafter referred to as the “Co-operative Agreement”) aimed at performing a joint research activity in the antiviral substances field;

B)	in accordance with the Co-operative Agreement, on 14 December 2000, the University and Idenix entered into a license agreement (hereinafter the “License Agreement”) according to which the University grants to Idenix the exclusive license for the exploitation, whether direct or indirect, of the results obtained and that will be obtained from the performance of the joint research activity under the Co-operative Agreement;

C)	the above mentioned Cooperative Agreement and License Agreement (together, the “Original Agreements”) have been initially amended on 10 April 2002 (the “April 10, 2002 Amendment”);

D)	the Original Agreements, as so amended, have been afterwards amended with the deed undersigned by the parties on 8 May 2003, also in consideration of the transactions at that time pending between Idenix and Novartis Pharma AG for the acquisition, by this last, of the majority of the shareholding of Idenix (the amendments indicated in this point have become effective on 8 May 2003, following to the occurred execution of a “Development, License and Commercialization Agreement” and of a “Manufacturing and Supply Agreement” by and among Idenix, Idenix (Cayman) Limited and Novartis) (together, the “Novartis Agreements”); the deed undersigned by the parties on 8 May 2003 provided, in favour of Novartis, the right to cure possible breaches of the Original Agreements by Idenix;

E)	the parties further amended the Original Agreements, as previously amended, on 30 June 2004 (the “June 30, 2004 Letter Amendment”) and on 24 October 2005 (the “October 24, 2005 Amendment”). The Original Agreements, as amended through and including the April 10, 2002 Amendment, the June 30, 2004 Amendment, and the October 24, 2005 Amendment shall be collectively defined the “Cagliari Agreements”, provided that the “Cagliari Agreements” do not include the “Novartis Agreements”;

F)	on 30 June 2004 the University and Prof. La Colla executed an agreement (the “June 30, 2004 Assignment Agreement”) called “assignment of the intellectual property rights deriving from the execution of the Co-operative Antiviral Research Activity Agreement”;

G)	on 22 December 2006 the parties have extended the validity of the Co-operative Agreement up to 22 January 2011 (the “December 22, 2006 Amendment”);

H)	on 03 December, 2008 Idenix and Prof. Paolo La Colla executed an agreement (hereinafter “[**] Agreement”, which is attached herewith under Enclosure B);

I)	Idenix is currently carrying on negotiations with GSK in order to define an agreement relating to the granting of exclusive licenses to non-nucleoside reverse transcriptase inhibitor compounds owned and/or controlled by Idenix and namely:
(i)	an exclusive license, from Idenix to GSK, of the [**] patents covering inventions developed within the Co-operative Agreement and listed in Enclosure A to this agreement, including future patents related to the family of patents or compounds mentioned under such Enclosure A;

(ii)	an exclusive license, from Idenix to GSK, of the [**] patents listed in Enclosure B to this agreement and as the subject of the [**] Agreement, including future patents related to the family of patents or compounds mentioned under such Enclosure B; (collectively the “GSK Agreement”);

J)	art. 2.2 of the Licence Agreement allows Idenix (formerly Novirio) “to grant sublicenses under the license granted pursuant to Section 2.1 above to parties with whom Novirio or its Affiliates has agreed to jointly develop or commercialise Licensed Products”;

K)	in the light of the negotiations currently pending between Idenix and GSK;
(i)	Idenix, Idenix SARL and the University hereby execute this amendment to the License Agreement and the Co-operative Agreement (to the extent that this latter refers to the licence granted by the University under art. 9.1 to Idenix) which shall be effective only if and when Idenix and GSK shall have executed the agreement mentioned under previous recital (I) and;

(ii)	Idenix and Prof. La Colla hereby execute an amendment to the [**] Agreement which shall be effective only if and when Fdenix and GSK shall have executed the agreement mentioned under previous recital (I), provided that, for purposes of this recital K), letters (i) and (ii), the effective date of such agreement shall be defined as the “Effective Date”;
THEREFORE, in consideration of the premises, mutual covenants and definitions herein contained, Idenix, Idenix SARL, GSK, the University of Cagliari and Prof. La Colla agree as follows:
1)	The recitals and the Enclosures to this agreement shall represent an integral and substantial part of this agreement (hereinafter the “Amendment”).

2)	This Amendment shall represent an amendment to the License Agreement (as amended), the Co-operative Agreement (as amended) and to the [**] Agreement and shall become automatically effective among the parties hereof, if and when Idenix and GSK shall have executed the agreement mentioned under previous recital I, upon the Effective Date.

3a)	In relation to the provision mentioned under art. 2.2 of the License Agreement and article 9.1 of the Co-operative Agreement, the University hereby acknowledges and accepts that
(i)	Idenix is permitted to sublicense to GSK the patents, arising under the Cooperative Agreement and the License Agreement, listed in Enclosure A, including future patents related to the family of patents or compounds mentioned under such Enclosure A, for development or commercialization of the Licensed Products;

(ii)	such sublicense shall no longer be conditioned upon an agreement between Idenix (formerly Novirio) or its Affiliates and GSK to jointly develop or commercialize Licensed Products, and GSK shall be entitled to develop and commercialize Licensed Products solely and on its own behalf in accordance with the License Agreement;

(iii)	GSK is, in its turn, permitted to sublicense the patents mentioned under the Enclosure A, including future patents related to the family of patents or compounds mentioned under such Enclosure A, to its affiliates or to third parties, solely in accordance with the agreement to be executed between Idenix and GSK, provided that, for purposes of this art. 3a), “affiliates” shall mean any corporation, company, partnership, joint venture and/or firm that controls, is controlled by, or is under common control with GSK.
3b) Idenix may disclose to GSK as required under the agreement between GSK and Idenix confidential information (as identified in art. 6 of the Co-operative Agreement) owned by the University of Cagliari it being understood that GSK may make further limited disclosures as permitted under the agreement between GSK and Idenix.
3c) Idenix will license to GSK the [**] patents which represent the subject matter of the [**] Agreement (Enclosure B, including future patents related to the family of patents or compounds mentioned under such Enclosure B).
4a) As of, and thereafter the Effective Date, should Idenix be in breach of one or more of the obligations mentioned under the License Agreement or the Co-operative Agreement and either Idenix or Novartis not cure such breach within the 3 months and 15 days term (“Idenix Cure Term”) granted pursuant to the amendment to the License Agreement or the Cooperative Agreement mentioned under recital D) to this Amendment, GSK shall have the right to cure such breach within 15 days (“Grace Term”) after expiration of the Idenix Cure Term provided that, if GSK cures the breach within the Grace Term, GSK shall then have the right, without the need for any further action by Idenix, to partially succeed to Idenix in the License Agreement with sole reference to the patents mentioned within the Enclosure A to this Amendment and to future patents related to the family of patents or compounds mentioned under such Enclosure A, or the Co-operative Agreement (to the sole extent it refers to the license granted by the University to Idenix pursuant to art 9.1 of the same Co-operative Agreement), thereby assuming the rights and obligations of Idenix under such agreement, provided that
(i)	the License Agreement or the Co-operative agreement will not terminate in case Idenix or GSK demonstrate that the obligations have been contracted or proven the fault was a case of “force majeure” or the same is demonstrated by GSK within the Grace Term;

(ii)	the University of Cagliari shall provide written notice to GSK by registered mail (in addition to Idenix and Novartis) of any breach or default under the License Agreement or the Co-operative Agreement and with any related correspondence that is delivered to Idenix and at the same time that of delivery to Idenix.
4b) As of, and thereafter the Effective Date, should Idenix be in breach of one or more of the obligations mentioned under the [**] Agreement, Idenix shall have the right to cure such breach within 3 months after reception of a registered letter sent by Prof. La Colla to Idenix and GSK detailing the reasons for such complaint, provided that, should the breach be cured by

Idenix, the [**] Agreement shall remain between Idenix and Prof. La Colla. Should the breach not be cured within such 3 months term, the agreement shall remain in force for a further 30 days term starting from the expiration of the 3 months period during which GSK shall still have the right to cure such breach in lieu of Idenix, provided that if GSK cures the breach within such 30 days term, GSK shall then have the right, without the need for any further action by Idenix to succeed to Idenix in the [**] Agreement, thereby assuming the rights and obligations of Idenix under such [**] Agreement.
5)	It is understood that, should the agreement between Idenix and GSK state the right of Idenix to receive any up-front payment, milestone or other fixed amount (“Fixed Amount”) related to such agreement and pertaining to both the [**] patents and the [**] patents licensed by Idenix to GSK, the University and Professor La Colla shall, with specific reference to such Fixed Amount, receive from Idenix only the percentage provided under the Cagliari Agreements, provided that Prof. La Colla shall not be entitled also to the percentages provided under the [**] Agreement in relation to the Fixed Amount For purposes of clarity, it is understood by the parties that if Idenix and GSK enter into the agreement referenced herein and a payment is made by GSK to Idenix at the time of licensing both the [**] patents and the [**] patents, only one payment will be made to the University and Professor LaColla in relation to the [**] patents and the [**] patents. If future milestone or royalty payments are made based on a specific patent family, the respective agreement shall govern any such payment to be made to the University and Professor La Colla.

6)	The provisions of article 8.2 of the Co-operative Agreement and article 5.1 of the License Agreement are hereby expressly amended to permit GSK to file, prosecute and maintain patents licensed to GSK by Idenix and mentioned under Enclosure A (including future patents related to the family of patents or compounds mentioned under such Enclosure A) in lieu of Idenix’s first right to file, prosecute and maintain such patents, provided that the relevant expenses shall be borne by Idenix or by GSK as may be agreed between these last two entities and the University of Cagliari hereby permits and acknowledges such actions by GSK. It is understood that, with reference to the patents listed under Enclosure A, such filing, prosecution and maintenance shall be performed in the name and on behalf of Idenix and of University of Cagliari.

7)	Consistently with the amendment of article 5.1 of the License Agreement above, GSK or any of its affiliates or permitted sublicensees shall be permitted to exercise Idenix’ right to institute an action against a third party for infringement of the patents licensed to GSK by Idenix, including those mentioned under Enclosure A as Idenix’ designee and as may be agreed between Idenix and GSK.

8)	To this aim, with the signature of the present document, the parties acknowledge that as of the execution date, ao breaches of the License Agreement and of the [**] Agreements have occurred.
9)     It is understood that, without limitation to the rights granted to GSK according to previous art. 4a) and 4b), the University of Cagliari and Prof. La Colla expressly permit,

respectively, the assignment of the License Agreement, the Co-operative Agreement and of the [**] Agreement by Idenix to GSK.
IN WITNESS WHEREOF, Idenix, Idenix SARL, University of Cagliari, Prof. La Colla and GSK have caused this agreement to be duly executed by their authorized representatives.

Idenix Pharmaceuticals, Inc.

By:	/s/ John F. Weidenbruch
Name: John F. Weidenbruch
Title: Executive Vice President and General Counsel

21 January 2009
Date

Idenix SARL

By:	/s/ Jean-Pierre Sommadossi
Name: Jean-Pierre Sommadossi
Title: Gerant

21 January 2009
Date

SmithKline Beecham Corporation
Doing business as GLAXOSMITHKLINE

By:	/s/ William J. Mosher
Name: William J. Mosher
Title: Vice President and Secretary

21 January 2009
Date

Università degli Studi di Cagliari

By:	/s/ Adolfo Lai
Name: Prof. Adolfo Lai
Title:

8 Gen. 2009
Date

Certifico io Ufficiale Rogante Sostituto dell’Università degli Studi di Cagliari che la firma, apposta in mia presenza dal Prof. Adolfo Lai nuto a Ottana il 28.07.1943, Pro Rettore dell’Università di Cagliari e della cui identità personale sono certo, è autentica

L’Ufficiale Rogante Sostituto Dr. Achile Filiberto Putzu

/s/ Dr. Achile Filiberto Putzu SEAL

Prof. Paolo La Colla

By:	/s/ Paolo La Colla
Prof. Paolo La Colla
Title:

Date:	8 Gen. 2009

Certifico io Ufficiale Rogante Sostituto dell’Università degli Studi di Cagliari che la firma, apposta in mia presenza dal Prof. Paolo La Colla, nato a La Maddalena il 14.08.1944, Professore Orinario presso l’Università di Cagliari e della cui identità personale sono certo, è autentica

L’Ufficiale Rogante Sostituto Dr. Achile Filiberto Putzu

/s/ Dr. Achile Filiberto Putzu SEAL

ENCLOSURE A
[**]

Type
Indenix Ref. No.	Related/Country	Serial No.	Filed	Title

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
A total of three pages were omitted. [**]

ENCLOSURE B
[**]

Type
Indenix Ref. No.	Related/Country	Serial No.	Filed	Title

Confidential Materials omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
A total of four pages were omitted. [**]